Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 JTH TAX, INC.


         JTH TAX, INC., a corporation incorporated under the name JTH Tax, Inc., on October 23, 1996, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

         FIRST: That by written consent of the Board of Directors dated April 10, 1997, a resolution was duly adopted setting forth a proposed Amendment and Restatement of the Certificate of Incorporation ("Amendment and Restatement") of the Company, declaring said Amendment and Restatement to be advisable and calling for consideration of said proposed Amendment and Restatement by the stockholder of the Company. The resolution setting forth the Amendment and Restatement is as follows:

                  RESOLVED, that the Certificate of Incorporation of the Company be restated and integrated and also further amended to read as set forth in Exhibit A attached hereto.

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment and Restatement was approved by the stockholders of the Company by written consent dated April 10, 1997.

         THIRD: That said Amendment and Restatement was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed by John T. Hewitt, its President and Secretary, this 10th day of April, 1997.

                                               JTH TAX, INC.


                                               By: /s/ John T. Hewitt
                                               ---------------------------------
                                               John T. Hewitt, President     JTH
TAX, INC.






                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  JTH TAX, INC.


         Pursuant to the provisions of the Delaware General Corporation Law, the undersigned incorporator executes the following Certificate of Incorporation:

         1.  Name.  The name of this corporation is JTH Tax, Inc.

         2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

         3. Purpose. The corporation is incorporated under the Delaware General Corporation Law and shall have unlimited power to engage in all lawful
business for  which   corporations  may  be  incorporated   under  the  Delaware
General Corporation Law.

         4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is One Million (1,000,000) shares divided into two (2) classes consisting of (a) 100,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), (b) 800,000 shares of Class A Common Stock, $1.00 par value and 100,000 shares of Class B Common Stock, par value $1.00.

                  a. At any time, and from time to time, the Preferred Stock of the Corporation may be divided into and issued in one or more classes of further classes of shares, or one or more series of shares, each of which classes or series shall be so designated as to distinguish the shares thereof from the shares of all other classes or series. All shares within any class of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series of such class, namely, the rate of dividend, the right of redemption, and the price at which, and the terms and conditions on which, shares may be redeemed, the amounts payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion, the terms and conditions on which shares may be converted in the event the shares of any class or series of stock are issued with the privilege of conversion, and the voting rights.

                  b. The Board of Directors of the Corporation is hereby expressly vested with the authority, by resolution, from time to time to divide the Preferred Stock of the corporation into one or more classes or series as aforesaid, to fix and determine the variable rights and preferences of any class or series so established.

         5. Initial Board of Directors. The number of directors which shall constitute the board of directors shall be no less than one, and no greater than nine. The name and address of the person who is to serve as the initial director is John T. Hewitt, 3742 Virginia Beach Boulevard, Virginia Beach, VA 23452.

         6.       a.  Class A Common Stock.

                           (1)      Election of Directors.  So long as there are
any shares of Class B common stock issued and outstanding, at all shareholders' meetings for the election of directors, the holders of Class A common stock, voting separately as a class, shall be entitled to elect a number of directors being one (1) less than the number of directors elected by Class B common stock.

                           (2)      Non-Cumulative Voting.  Voting for directors
by the holders of Class A common stock shall be on a non-cumulative basis.

                           (3)  Elimination of  Designation.  At such time as
all Class B common stock shall have been converted to Class A common stock, no additional Class B common stock shall be issued and all Class A common stock shall become common stock of the Corporation without further designation and all provisions herein relating separately to Class B common stock shall have no further force and effect.

                  b.       Class B Common Stock.

                           (1)      Election of Directors.  Subject to paragraph
6.a.(1) above, at all shareholders' meetings for the election of directors, the holders of Class B common stock, voting separately as a class, shall be entitled to elect one director more than the holders of Class A common stock voting separately as a class of the directors.

                           (2)      Non-cumulative Voting.  Voting for directors
by the holders of Class B common stock shall be on a non-cumulative basis.

                           (3)      Optional Conversion.  The holder of any
Class B common shares may at his option convert any such shares into an equal number of fully paid and non-assessable shares of Class A common stock.

         7. Incorporator. The name and mailing address of the incorporator is John T. Hewitt, JTH Tax, Inc., 2214 Commerce Parkway, Virginia Beach, VA 23454.

         8. Voting Rights. Except as otherwise provided in Paragraph 6, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

         9. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  JTH Tax, Inc.



                                               By: /s/ John T. Hewitt
                                               ---------------------------------
Dated:____________________                     John T. Hewitt, President




                                      -6-